EXHIBIT 10.22



                  SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE

                                    AGREEMENT



                           DATED AS OF OCTOBER 7, 2002



                                      AMONG


                           HIENERGY TECHNOLOGIES, INC.



                                       AND



                       THE PURCHASERS LISTED ON EXHIBIT A

                                TABLE OF CONTENTS
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ARTICLE  I  Purchase  and  Sale  of  Preferred  Stock                        1

  Section  1.1     Purchase  and  Sale  of  Stock                            1
  Section  1.2     The  Conversion  Shares.                                  1
  Section  1.3     Purchase  Price  and  Closing.                            2
  Section  1.4     Warrants                                                  2

ARTICLE  II  Representations  and  Warranties                                2

  Section  2.1     Representations  and  Warranties  of  the  Company        2
  Section  2.2     Representations  and  Warranties  of  the  Purchasers    13

ARTICLE  III  Covenants                                                     16

  Section  3.1     Securities  Compliance.                                  16
  Section  3.2     Registration  and  Listing                               17
  Section  3.3     Inspection  Rights                                       17
  Section  3.4     Compliance  with  Laws                                   17
  Section  3.5     Keeping  of  Records  and  Books  of  Account            18
  Section  3.6     Reporting  Requirements                                  18
  Section  3.7     Amendments                                               18
  Section  3.8     Other  Agreements                                        18
  Section  3.9     Distributions                                            18
  Section  3.10     Status  of  Dividends                                   19
  Section  3.11     Reservation  of  Shares                                 20
  Section  3.12     Transfer  Agent  Instructions                           20

ARTICLE  IV  Conditions                                                     21

  Section  4.1     Conditions  Precedent  to  the  Obligation of the
                   Company to Sell  the  Shares.                            21
  Section  4.2     Conditions  Precedent  to the Obligation of the
                   Purchasers to Purchase  the  Shares                      21

ARTICLE  V  Stock  Certificate  Legend                                      24

  Section  5.1     Legend                                                   24

ARTICLE  VI  Indemnification                                                25
  Section  6.1     General  Indemnity                                       25
  Section  6.2     Indemnification  Procedure                               25

ARTICLE  VII  Miscellaneous                                                 26

  Section  7.1     Fees  and  Expenses                                      26
  Section  7.2     Specific  Enforcement,  Consent  to  Jurisdiction        26
  Section  7.3     Entire  Agreement;  Amendment                            27
  Section  7.4     Notices                                                  27
  Section  7.5     Waivers                                                  28
  Section  7.6     Headings                                                 28
  Section  7.7     Successors  and  Assigns                                 28
  Section  7.8     No  Third  Party  Beneficiaries                          28
  Section  7.9     Governing  Law                                           28
  Section  7.10    Survival                                                 28
  Section  7.11    Counterparts                                             29
  Section  7.12    Publicity                                                29
  Section  7.13    Severability                                             29
  Section  7.14    Further  Assurances                                      29
  Section  7.15    Most  Favored  Nations.                                  29

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of October 7, 2002 by and among HiEnergy Technologies, Inc., a Washington corporation (the "Company"), and each of the Purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

The parties hereto agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED STOCK

     Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Shares"), at a purchase price of $10,000 per share, set forth with respect to such Purchaser on Exhibit A hereto (as such exhibit may be updated pursuant to the terms hereof for the successive closings contemplated by Section 1.3). Upon the following terms and conditions, the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to purchase the Company's Common Stock, par value $0.0001 per share (the "Common Stock"). The maximum aggregate purchase price for the Preferred Shares and the Warrants shall be $3,450,000. There is no minimum aggregate purchase price. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C (the "Certificate of Designation"). The Company reserves the right to close this offering at any time and accept no further subscriptions, even if subscriptions for the maximum aggregate purchase price of $3,450,000 have been subscribed for but not accepted by the Company. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

Section 1.2 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of its authorized but unissued shares of its Common Stock required to effect the conversion of the Preferred Shares and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares".

     Section 1.3 Purchase Price and Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers and the Purchasers, severally but not jointly, agree to purchase that number of the Preferred Shares and Warrants set forth opposite their respective names on Exhibit A. The aggregate purchase price of the Preferred Shares and Warrants being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A (for each such purchaser, the "Purchase Price" and collectively referred to as the "Purchase Prices"). The closing of the execution and delivery of this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to QED Law Group, P.L.L.C., 3200 N.W. 68th Street, Seattle, Washington 98117. The Preferred Shares and Warrants shall be sold and funded in one or more separate closings (each, a "Closing"). The initial closing under this Agreement (the "Initial Closing") shall take place no later than October 7, 2002 (the "Initial Closing Date") and the second closing under this Agreement (the "Second Closing") shall take place no later than October 22, 2002 (the "Second Closing Date"). Funding with respect to each Closing shall take place by wire transfer of immediately available funds on or prior to the applicable Closing Date, so long as the conditions set forth in Article IV hereof shall be fulfilled or waived in accordance herewith. Each Closing under this Agreement shall take place at the offices of QED Law Group, P.L.L.C. at 1:00 p.m. (eastern time) (10:00 a.m. pacific time) upon the satisfaction of each of the conditions set forth in Article IV hereof (each, a "Closing Date").

     Section 1.4 Warrants. The Company agrees to issue to each of the Purchasers Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall have an exercise price equal to the Warrant Price (as defined in the Warrants) and shall expire on the second (2nd) anniversary of the date of issuance.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers, subject to modification for information disclosed in the Company's disclosure letter delivered with this Agreement (the "Disclosure Letter") or disclosed in its filings with the Securities and Exchange Commission (sometimes referred to redundantly in part hereinafter as "Form 10-KSB" or "Form 10-QSB"), as follows:

     (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-KSB for the fiscal year ended April 30, 2002, including the accompanying financial statements (the "Form 10-KSB"), or in the Company's Form 10-QSB for the fiscal quarters ended July 31, 2002, October 31, 2002, or January 31, 2002 (collectively, the "Form 10-QSB"). The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company's financial condition.

     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement"), the Transfer Agent Instructions (as defined in Section 3.12), the Certificate of Designation, and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents and the Certificate of Designation by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Initial Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of September 30, 2002 are set forth in the Disclosure Letter. All of the outstanding shares of the Company's Common Stock and Series A Convertible Preferred Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Form 10-KSB or Form 10-QSB, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the Form 10-KSB or Form 10-QSB, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided in the Form 10-KSB or Form 10-QSB, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Form 10-KSB or Form 10-QSB, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below) on the Company's financial condition or operating results. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity.

     (d) Issuance of Shares. The Preferred Shares and the Warrants to be issued at each Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Preferred Shares as set forth in the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

     (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not
(i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or the Certificate of Designation, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

     (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the Form 10-KSB or Form 10-QSB, since April 30, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available (including by filing its Commission Documents with the Commission) to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since April 30, 2002. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this
Agreement. As of their respective dates, the Form 10-KSB and the Form 10-QSB complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-KSB and the Form 10-QSB contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) Subsidiaries. The Form 10-KSB, Form 10-QSB or the Disclosure Letter sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

     (h) No Material Adverse Change. Since April 30, 2002, the date through which the most recent annual report of the Company on Form 10-KSB has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect.

     (i) No Undisclosed  Liabilities.  Except as disclosed in the Form 10-KSB or
Form 10-QSB, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since April 30, 2002 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

     (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (k) Indebtedness. The Form 10-KSB or Form 10-QSB sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

     (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Form 10-KSB or Form 10-QSB or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

     (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Form 10-KSB or Form 10-QSB, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. Except as set forth in the Form 10-KSB or Form 10-QSB, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

     (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10-KSB or Form 10-QSB or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (o) Taxes. Except as set forth in the Form 10-KSB or Form 10-QSB, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

     (p) Certain Fees. Except as set forth in this Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

     (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Disclosure Letter nor any other documents, certificates or instruments furnished to the Purchasers by the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-KSB or Form 10-QSB, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

     (s) Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The Form 10-KSB or Form 10-QSB sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance  with all other  limitations,  restrictions,  conditions,  standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

     (t) Books and Record Internal Accounting Controls. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

     (u) Material Agreements. Except as set forth in the Form 10-KSB or Form 10-QSB, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form SB-2 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Preferred Shares, other Preferred Stock, if any, or its Common Stock.

     (v) Transactions with Affiliates. Except as set forth in the Form 10-KSB or Form 10-QSB, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

     (w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

     (x) Governmental Approvals. Except as set forth in the Form 10-KSB or Form 10-QSB, and except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State of the State of Washington, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designation.

     (y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Form 10-KSB or Form 10-QSB. Except as set forth in the Form 10-KSB or Form 10-QSB, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since April 30, 2002, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

     (z) Absence of Certain Developments. Except as provided in Form 10-KSB or Form 10-QSB, since April 30, 2002, neither the Company nor any subsidiary has:

     (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

     (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;



     (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;
     (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

     (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

     (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

     (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

     (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

     (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

     (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

     (xi) made charitable contributions or pledges in excess of $25,000;

     (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

     (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

     (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

     (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

     (aa) Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company for working capital and general corporate purposes.

     (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of
Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

     (dd) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

     (ee) Reincorporation. The Company's Board of Directors on May 29, 2002 approved the Company's reincorporation to Delaware and on July 16, 2002 recommended adoption and approval by its stockholders of the Agreement and Plan of Merger to effect the reincorporation at the Company's annual meeting of stockholders scheduled for October 10, 2002. At its July 16, 2002 meeting, the Company's Board of Directors established the record date for the Company's annual meeting of stockholders as Monday, August 12, 2002, so the Purchasers will not be entitled to vote at the annual meeting. The Board of Directors on August 11, 2002, approved revision of the Certificate of Incorporation of the Delaware corporation to include the Series A Designation of Relative Rights and Preferences subject to revision only for technical compliance with Delaware law.

     Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

     (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

     (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action (if the
Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

     (d) Acquisition for Investment. Such Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(f) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation.

     (e) Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

     (f) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

     (g) Investment Experience. Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Preferred Shares and Warrants, which are substantial and has in fact evaluated such merits and risks in making its investment decision to purchase the Preferred Shares and Warrants. Each Purchaser, by virtue of its business and financial expertise, has the capacity to protect its own interest in connection with this transaction, or has consulted with tax, financial, legal or business advisors as to the appropriateness of an investment in the Preferred Shares and Warrants. Each Purchaser has not been organized for the purpose of investing in the Preferred Shares and Warrants, although such investment is consistent with its purposes.

     (h) Access to Information. Each Purchaser or its professional advisor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the offering, the Company and its business and prospects, and to obtain any additional information which the Purchaser or its professional advisor deems necessary to verify the accuracy of the information received. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering, and any information so requested has been made available to the full and complete satisfaction of such Purchaser. Each Purchaser hereby confirms that it has received and examined all material information it considers necessary to make an informed decision to invest in the Preferred Shares and Warrants. Each Purchaser hereby confirms that, in addition to examining other information it requested during the course of its due diligence, it has examined all of the Company's filings under the Exchange Act, including its financial statements. Each Purchaser acknowledges that its decision to invest in the Company is solely based upon information provided to the Purchaser by the Company in writing.

     (i) No Distributor, Dealer or Underwriter. Each Purchaser is not a distributor or dealer of the Preferred Shares and Warrants. The Purchaser is not taking the Preferred Shares and Warrants with the intent of making a distribution of the Preferred Shares and Warrants, as such terms are defined in the Securities Act and the Exchange Act. In any event, if the Purchaser is deemed to be the distributor of the Preferred Shares and Warrants offered hereby, the Purchaser will act in accordance with applicable law.

     (j) No Immediate Need for Liquidity. Each Purchaser understands that each of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares is a "restricted security" within the meaning of the Securities Act, and certificates representing the Preferred Shares, Warrants, Conversion Shares and Warrant Shares are legended with certain restrictions on resale and may not be resold without a valid exemption from registration under the Securities Act, or until a registration statement is filed with respect thereto under the Securities Act. There can be no assurance that upon registration of the Conversion Shares and Warrant Shares pursuant to the Securities Act, that a market for the Conversion Shares and Warrant Shares will exist on an exchange or market or quotation system. Accordingly, each Purchaser is aware that there are legal and practical limits on such Purchaser's ability to sell or dispose of the Conversion Shares and Warrant Shares, and, therefore that the Purchaser must bear the economic risk of the investment for an indefinite period of time. Each Purchaser has adequate means of providing for the Purchaser's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Purchaser's commitment to illiquid investments is reasonable in relation to the Purchaser's net worth. The Purchaser is capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all its investment capital and the lack of a liquid market, such that it may not be able to liquidate readily the investment whenever desired or at the then current asking price.

     (k) Private Transaction. At no time was a Purchaser presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

     (l) Reliance on Own Advisors. Each Purchaser has relied completely on the advice of, or has consulted with, its own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of
Section 15 of the Securities Act, except to the extent such advisors shall be deemed to be as such.

     (m) Limitations on Short Sales. Each Purchaser represents that it has not entered into any Short Sales (as hereinafter defined) following their introduction by H.C. Wainwright Co. Inc. to the Company from the date of such introduction through the Initial Closing Date in connection with the sale of Common Stock contemplated herein. Furthermore, each Purchaser agrees that it will not enter into any Short Sales for the period commencing on the Initial Closing Date and ending on the date which all of the Preferred Shares have been converted and all of the Warrants have been exercised and such Conversion Shares and Warrant Shares are covered by the Registration Statement (as defined in the Registration Rights Agreement). For purposes of this Section 2.2(m), a "Short Sale" by a Purchaser shall mean a sale of Common Stock by a Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Conversion Shares that have not yet been converted upon conversion of the Preferred Shares and Warrant Shares that have not yet been issued upon exercise of the Warrants shall be deemed to be held long by such Purchaser, and the amount of shares of Common Stock held in a long position shall be the number of Conversion Shares issuable upon conversion of the Preferred Shares assuming such holder converted all the outstanding principal amount of the Preferred Shares on such date and with respect to Warrant Shares, the number of Warrant Shares issuable upon exercise of the Warrants assuming such holder exercised all of the Warrants on such date.

     (n) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

                                   ARTICLE III

                                    COVENANTS

     The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

     Section  3.1  Securities  Compliance.

     (a) The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

     (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Preferred Shares.

     (c) The Company covenants and agrees that it will not issue any shares of the Common Stock to a Purchaser which would result in the issuance under this Agreement of more than 19.9% of the issued and outstanding shares of the Common Stock as of the date hereof, unless such issuance has been duly approved by the shareholders of the Company.

     (d) Unless waived by a Purchaser by means of providing sixty (60) days notice to the Company, the Company covenants and agrees that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Warrant Shares issuable upon any exercise of such Warrant by a Purchaser shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock disclosed to the Company in writing by a Purchaser as being owned by a Purchaser beneficially or deemed beneficially owned by a Purchaser, would result in a Purchaser owning more than 4.99% of all of such Common Stock as would be outstanding on such date of conversion or such date of exercise of the Warrant, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

     Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the over-the-counter electronic bulletin board or such other senior United States trading facility as it may elect.

     Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

     Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 3.6 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding:

     (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

     (b) Annual Reports filed with the Commission on Form 10-KSB as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

     (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

     Section 3.7 Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company, or Registration Rights Agreement in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the holders of the Preferred Shares.

     Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document or the Certificate of Designation.

     Section 3.9 Distributions. So long as any Preferred Shares or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock in violation of the Certificate of Designation or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company in violation of the Certificate of Designation.

     Section 3.10 Status of Dividends. If available to the Purchasers as of the Initial Closing, the Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service will adversely affect the Preferred Shares, any other series of its Preferred Stock, or the Common Stock, and any deduction shall not operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision,
(ii)  in  no  report  to  shareholders  or  to  any  governmental   body  having
jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) other than pursuant to this Agreement or the Certificate of Designation, it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as "Convertible Preferred Stock" in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. Notwithstanding the foregoing, the Company shall not be required to restate or modify its tax returns for periods prior to the Closing Date. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers' expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code or incurred in connection with any such submission, litigation, appeal or other proceeding. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if
(i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the service shall rule or advise that dividends on the shares should not be treated as dividends for Federal income tax purposes. If the Service determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

     Section 3.11 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

     Section 3.12 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.12 shall affect in any way each Purchaser's obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. Each Purchaser hereby covenants that upon the provision of any such opinion that a sale may be undertaken in accordance with all applicable securities laws, the Purchaser shall undertake, and shall cause its broker with whom the Shares are to be placed to undertake, to sell such Shares strictly in accordance with such opinion and, absent such a sale in accordance with such opinion, to return such Shares to the Company for reissuance with an appropriate restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE IV

                                   CONDITIONS

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

     (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to each Closing.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

     (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing.

     (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (f) Certificate of Designation of Rights and Preferences. Prior to the Initial Closing, the Certificate of Designation in the form of Exhibit C attached hereto shall have been filed with the Secretary of State of Washington.

     (g) Opinion of Counsel, Etc. At each Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit F hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to such Closing.

     (h) Registration Rights Agreement. At the Initial Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

     (i) Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and Warrants being acquired by such Purchaser at each Closing.

     (j) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

     (k) Reservation of Shares. As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Closing Date and the number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on the Initial Closing Date (after giving effect to the Preferred Shares and the Warrants to be issued on the Initial Closing Date and assuming all such Preferred Shares and Warrants were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

     (l)  Transfer   Agent   Instructions.   The   Irrevocable   Transfer  Agent
Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

     (m) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of each Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

     (n) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of each Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.

     (o) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before each Closing Date.

                                    ARTICLE V

                            STOCK CERTIFICATE LEGEND

     Section 5.1 Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

          THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR HIENERGY TECHNOLOGIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing the Shares without the legend set forth above if at such time, prior to making any transfer of any Shares or Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten (10) days. In the case of any proposed transfer under this Section 5, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers and any finder (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

     Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay to H.C. Wainwright & Co., Inc. for appropriate disbursement, at the Closing, the lesser of (i) the actual attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers (which shall include the fees and expenses of Jenkens & Gilchrist Parker Chapin LLP) in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transactions contemplated thereunder or (ii) $10,000.

     Section  7.2  Specific  Enforcement,  Consent  to  Jurisdiction.

     (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Certificate of Designation or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents or the Certificate of Designation, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designation unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

     Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If  to  the  Company:  HiEnergy  Technologies,  Inc.
                                   1601  Alton  Parkway,  Unit  B
                                   Irvine,  California  92606
                                   Attention:  President
                                   Tel.  No.:  (949)  757-0855
                                   Fax  No.:  (949)  757-1477

            with  copies  to:      QED  Law  Group,  P.L.L.C.
                                   3200  NW  68th  Street
                                   Seattle,  Washington  98117
                                   Attention:  Shea  Wilson,  Esq.
                                   Tel  No.:  (206)  781-7887
                                   Fax  No.:  (206)  781-8002


            If to any  Purchaser: At the  address  of  such  Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

                                  Jenkens  &  Gilchrist  Parker  Chapin  LLP
                                  The  Chrysler  Building
                                  405  Lexington  Avenue
                                  New  York,  New  York  10174
                                  Attention:  Christopher  S.  Auguste,  Esq.
                                  Tel  No.:  (212)  704-6000
                                  Fax  No.:  (212)  704-6288

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

     Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not interpreted or construed with any presumption against the party causing this Agreement to be drafted.

     Section 7.10 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and (s) should survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the Closing until the date three (3) years from the Closing Date, and the agreements and covenants set forth in Articles I, III and V of this Agreement shall survive the execution and delivery hereof and the Closing hereunder until no Purchaser shall in the aggregate beneficially own securities (determined in accordance with Rule 13d-3 under the Exchange Act) not eligible for resale under Section 4(1) or Rule 144 promulgated thereunder constituting more than 1% of the total combined voting power of all voting securities then outstanding, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10 and 3.12 shall not expire until the
Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

     Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

     Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.


     Section 7.13 Severability. The provisions of this Agreement, the Certificate of Designation and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement, the Certificate of Designation or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Certificate of Designation or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designation, and the Registration Rights Agreement.

     Section 7.15 Most Favored Nations. Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, if, at any time during the period commencing after the date of this Agreement and ending on the two (2) year anniversary of the Closing Date, the Company conducts and closes a private equity or equity-linked financing on terms and conditions more favorable than the terms governing the Preferred Shares with gross cash proceeds in excess of $250,000 (each such financing a "New Financing"), the Purchaser shall have the right to exchange (any such exchange being an "MFN Change") its Preferred Shares, valued at an amount equal to the product of the number of Preferred Shares being exchanged times $10,000, for the securities offered in the New Financing. The Company covenants and agrees to promptly give written notice ("MFN Notice") to the Purchaser of the terms and conditions of any such New Financing. On or prior to the expiration of the five (5) Business Day period (the "MFN Review Period") after the Purchaser has received the MFN Notice, the Purchaser shall notify the Company in writing (the "MFN Response") specifying whether it elects to conduct an MFN Change. If the Purchaser fails to send an MFN Response prior to the expiration of the MFN Review Period, the Purchaser shall be deemed to have waived its rights under this Section 7.15 solely with respect to the MFN Change specified in the MFN Notice relating to such MFN Review Period. Each potential MFN Change shall be communicated to the Purchaser in accordance with this Section 7.15 until such time as the Purchaser elects to conduct an MFN Change. Once the Purchaser elects to conduct an MFN Change, the Purchaser shall have no further right to receive notice of or to conduct any future MFN Change under this Section 7.15. The Company and the Purchaser shall cooperate to promptly cancel the Preferred Shares being exchanged and to promptly enter into such agreements, certificates, instruments and other documents that are necessary to reflect an MFN Change that the Purchaser elects to conduct.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                  HIENERGY  TECHNOLOGIES,  INC.



                                  By:
                                      ----------------------------------------
                                      Name: Tom Pascoe
                                      Title: President and CEO


                                    PURCHASER



                                  By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                      HIET Series A Preferred Investor List
                                                                                         5%
             Investor                                     Principal   Days    Interest Buying   Total
               Name                                        Invested  Interest  Earned   Power Investment

Nathan Freund & Lila Freund. . . . . . . . . . . . . . .  $100,000      14  $   467  $  5,024  $105,491
--------------------------------------------------------------------------------------------------------
Robert A. Melnick. . . . . . . . . . . . . . . . . . . .  $ 60,000      14  $   280  $  3,014  $ 63,294
--------------------------------------------------------------------------------------------------------
Jacob Bar Lev & Zvia Bar Lev . . . . . . . . . . . . . .  $ 50,000      14  $   234  $  2,512  $ 52,746
--------------------------------------------------------------------------------------------------------
Robert J. Neborsky, M.C., Inc. Combined Retirement Trust  $ 50,000      14  $   234  $  2,512  $ 52,746
--------------------------------------------------------------------------------------------------------
David Wiener Revocable Trust - 96. . . . . . . . . . . .  $ 30,000      14  $   140  $  1,507  $ 31,647
--------------------------------------------------------------------------------------------------------
James Enright. . . . . . . . . . . . . . . . . . . . . .  $ 25,000      10  $    84  $  1,255  $ 26,339
--------------------------------------------------------------------------------------------------------
Ioannis Korologos. . . . . . . . . . . . . . . . . . . .  $ 30,000      14  $   140  $  1,507  $ 31,647
--------------------------------------------------------------------------------------------------------
Ruth Arbel-Magid & Eliezer Magid . . . . . . . . . . . .  $ 25,000      10  $    84  $  1,255  $ 26,339
--------------------------------------------------------------------------------------------------------
Richard Melnick. . . . . . . . . . . . . . . . . . . . .  $150,000      10  $   500  $  7,525  $158,025
--------------------------------------------------------------------------------------------------------
Kris S. Pogoloff . . . . . . . . . . . . . . . . . . . .  $ 10,000      10  $    34  $    502  $ 10,536
--------------------------------------------------------------------------------------------------------
Mark W. Collins. . . . . . . . . . . . . . . . . . . . .  $ 25,875      14  $   121  $  1,300  $ 27,296
--------------------------------------------------------------------------------------------------------
William I Shoenfeld & Rosalie G. Schoenfeld. . . . . . .  $ 10,000      14  $    47  $    503  $ 10,550
--------------------------------------------------------------------------------------------------------
Morrie Lieb. . . . . . . . . . . . . . . . . . . . . . .  $ 10,000      10  $    34  $    502  $ 10,536
--------------------------------------------------------------------------------------------------------
Mark Capital LLC . . . . . . . . . . . . . . . . . . . .  $ 28,750      10  $    96  $  1,443  $ 30,289
--------------------------------------------------------------------------------------------------------
Andrew J. Maffey . . . . . . . . . . . . . . . . . . . .  $ 50,000      10  $   167  $  2,509  $ 52,676
--------------------------------------------------------------------------------------------------------
Karma Kapital LLC. . . . . . . . . . . . . . . . . . . .  $115,000       4  $   154  $  5,758  $120,912
--------------------------------------------------------------------------------------------------------
Global Medicine, Inc, MPPP . . . . . . . . . . . . . . .  $100,000      10  $   334  $  5,017  $105,351
--------------------------------------------------------------------------------------------------------
Angeliki Frangou . . . . . . . . . . . . . . . . . . . .  $ 50,000       4  $    67  $  2,504  $ 52,571
--------------------------------------------------------------------------------------------------------
Jan H. Stahl & Cynthia M. Ruggero. . . . . . . . . . . .  $ 10,000       4  $    14  $    501  $ 10,515
========================================================================================================
TOTAL INVESTED . . . . . . . . . . . . . . . . . . . . .  $929,625          $ 3,231  $ 46,650  $979,506
========================================================================================================

                                EXHIBIT B TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                           HIENERGY TECHNOLOGIES, INC.


                                 FORM OF WARRANT


          [SEE EXHIBIT 4.8 TO THE REGISTRATION STATEMENT ON FORM SB-2]

                                EXHIBIT C TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                           HIENERGY TECHNOLOGIES, INC.


                       FORM OF CERTIFICATE OF DESIGNATION


  [SEE SECTION 2.2.1 TO EXHIBIT 3.1 TO THE REGISTRATION STATEMENT ON FORM SB-2]

                                EXHIBIT D TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                           HIENERGY TECHNOLOGIES, INC.


                      FORM OF REGISTRATION RIGHTS AGREEMENT


          [SEE EXHIBIT 4.7 TO THE REGISTRATION STATEMENT ON FORM SB-2]

                                EXHIBIT E TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                           HIENERGY TECHNOLOGIES, INC.

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                           HIENERGY TECHNOLOGIES, INC.

                                                   as of _________________, 2002
[Name  and  address  of  Transfer  Agent]
Attn:  _____________

LADIES  AND  GENTLEMEN:

     Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of ____________________, 2002, by and among HiEnergy Technologies, Inc., a Washington corporation (the "COMPANY"), and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible
Preferred Stock, par value $0.0001 per share, (the "PREFERRED SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK") Warrants in connection with the sale and issuance of Preferred Shares and Warrants to the Purchasers. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "CONVERSION SHARES") and exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Purchaser from time to time upon (a) (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company and
(b) the Company's failure to notify you that such Holder, in the opinion of Company counsel, has not registered or qualified under the securities or "blue sky" laws of any state in connection with such proposed disposition, or qualified for an exemption therefrom. So long as you have previously received
(x) (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (ii) no notification from the Company that such Holder, in the opinion of Company counsel, has not registered or qualified under the securities or "blue sky" laws of any state in connection with such proposed disposition, or qualified for an exemption therefrom, and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR HIENERGY TECHNOLOGIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

     A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

     Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                Very truly yours,
                           HIENERGY TECHNOLOGIES, INC.

                             By: _____________________________________
                                 Name:  ______________________________
                                 Title: ______________________________
ACKNOWLEDGED  AND  AGREED:
[TRANSFER  AGENT]
By:     _______________________________
Name:   _______________________________
Title:  _______________________________
Date:   ______________

                                    EXHIBIT I

                           HIENERGY TECHNOLOGIES, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of HiEnergy Technologies, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.0001 per share (the "Preferred Shares"), of HiEnergy Technologies, Inc., a Washington corporation (the "Company"), indicated below into shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date  of  Conversion:                  ____________________________________

     Number  of  Preferred  Shares  to  be  converted:  ______

     Stock  certificate  no(s).  of  Preferred  Shares
     to  be  converted:       _________

     The  Common Stock have been sold pursuant to the Registration Statement (as
defined  in  the  Registration  Rights  Agreement):  YES  ____     NO____

Please confirm the following information:

     Conversion  Price:                     ____________________________________

     Number  of  shares  of  Common  Stock
     to  be  issued:                        ____________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue  to:                             ____________________________________


     Facsimile  Number:                     ____________________________________

     Authorization:                         ____________________________________
                                   By:      ____________________________________
                                   Title:   ____________________________________

     Dated:


                                 PRICES ATTACHED

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                                  EXERCISE FORM

                           HIENERGY TECHNOLOGIES, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of HiEnergy Technologies, Inc. covered by the within Warrant.

Dated:  _________________          Signature     ___________________________

                                   Address       ___________________________

                                                 ___________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:  _________________          Signature     ___________________________

                                   Address       ___________________________

                                                 ___________________________


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:  _________________          Signature     ___________________________

                                   Address       ___________________________

                                                 ___________________________

                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name  and  address  of  Transfer  Agent]
Attn:  _____________

     Re:     HIENERGY  TECHNOLOGIES,  INC.

Ladies  and  Gentlemen:

     We are counsel to HiEnergy Technologies, Inc., a Washington corporation (the "COMPANY"), and have represented the Company in connection with that certain Series A Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of ____________________, 2002, by and among the Company and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company issued to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.0001 per share, (the "PREFERRED SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), dated as of _____________________, 2002, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2002, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                Very truly yours,
                                [COMPANY COUNSEL]

                             By:

cc:     [LIST  NAMES  OF  PURCHASERS]

                                EXHIBIT F TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                           HIENERGY TECHNOLOGIES, INC.

                FORM OF OPINION OF THE COMPANY'S SPECIAL COUNSEL

                                     [DATE]
[PURCHASER]

Re:     Series A Convertible Preferred Stock Purchase Agreement Between HiEnergy
Technologies,  Inc.  and  the  Purchasers  Listed  on  Exhibit  A

Ladies  and  Gentlemen:

          We have acted as special securities counsel to HiEnergy Technologies, Inc., a Washington corporation ("the Company"), in connection with the Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of _________________, between the Company and the Purchasers listed on Exhibit A (the "Purchasers") and the transactions (the "Transactions")
contemplated by the Transaction Documents (as defined below). This opinion is furnished to you pursuant to Section 4.2(g) of the Purchase Agreement. All capitalized terms used herein have the meanings defined for them in the Purchase Agreement or the Accord (as defined below) unless otherwise defined herein.

               This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and the accompanying commentary and technical notes (which are an integral part thereof), all as published in The Business Lawyer, Volume 47, No. 1, November 1991 (the "Accord"), which are incorporated herein by this reference. As a consequence, this Opinion Letter is subject to a number of assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the law of the State of Washington and United States federal securities laws. To the extent that the Documents (as defined below) are governed by the laws of any state other than Washington, we have assumed that the law of such other state is identical to the law of Washington.

               We have examined originals or copies certified or otherwise identified as being true copies of the following agreements and instruments (collectively the "Transaction Documents"):

     1. The Purchase Agreement;

     2. Warrants to Purchase Shares of Common Stock of HiEnergy Technologies, Inc. that expire ________________, in favor of the Purchasers;

     3. Registration Rights Agreement dated as of _________________, between the Company and the Purchasers;

     4. Note Purchase Agreements between the Company and the Purchasers, variously dated September 23, 2002, September 27, 2002, and October 3, 2002; and

     5. Promissory Notes made by the Company in favor of the Purchasers, variously dated September 23, 2002, September 27, 2002, and October 3, 2002.

     We have also examined originals or copies certified or otherwise identified as being true copies of the following documents and instruments (collectively the "Related Documents"):

          a.   Articles of Incorporation of the Company, as amended;

          b. Articles of Amendment establishing the Series A Convertible Preferred Stock;

          c.   Bylaws of the Company, as amended;

          d.   Specimen Series A Preferred Stock Certificate;

          e.   Irrevocable  Transfer  Agent  Instructions  dated
               __________________to  Signature  Stock  Transfer  Company;

          f. Certificate of Michal Levy, Secretary of the Company, dated __________________;

          g. Certificate of Thomas R. Pascoe, President and Chief Executive Officer of the Company, dated _____________________;

          h. The Company's Disclosure Letter to the Purchasers dated __________________;

          i. Resolutions of the Company's Board of Directors from a meeting held August 11, 2002;

          j. Resolutions of the Executive Committee of the Company's Board of Directors adopted August 13, 2002, September 20, 2002, and October 7, 2002, by unanimous written consent, and Designations of Authority executed by the Company's President on September 24, 2002, and September 30, 2002;

          k. Convertible Preferred Stock Term Sheet of HiEnergy Technologies, Inc., a copy of which is attached hereto;

          l. The Company's Form 10-KSB for the year ended April 30, 2002, filed with the Securities and Exchange Commission on July 29, 2002, and Form 10-QSB for the quarter ended July 31, 2002, filed with the Securities and Exchange Commission on September 20, 2002;

          m. The electronic web page of the Washington Secretary of State on October 9, 2002, confirming the valid existence of the Company; and

          n. The electronic web page of the California Secretary of State on October 9, 2002, confirming that the Company is qualified to do business in California.

          The Transaction Documents and the Related Documents are collectively referred to herein as the "Documents". We have examined such questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examinations we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due authorization, execution and delivery of all documents (except as to due authorization, execution and delivery by the Company) where due authorization, execution and delivery are a prerequisite to the effectiveness thereof. We have, with your permission, necessarily assumed the correctness and completeness of the statements and representations made to us or included in the Documents. In connection with the delivery of our opinions hereunder, you have acknowledged that our knowledge of the Company's affairs extends only to the Documents.

          We have not examined certificates representing the Preferred Shares other than specimens of the certificates. In rendering our opinion we have, with your permission, relied on the Company's Transfer Agent as to the issuance, execution, countersignature, and delivery of the Shares according to the instructions delivered by the Purchaser, whether in certificated form or via DTC through its DWAC system.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the state of Washington and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company taken as a whole.

     2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants in accordance with their respective terms. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants in accordance with their respective terms is not subject to any preemptive rights under the Articles of Incorporation or the Bylaws.

     3. The Preferred Stock and the Warrants to be issued and sold by the Company in accordance with the Purchase Agreement have been duly authorized and executed by the Company and, when delivered against payment in full in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants in accordance with their respective terms, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full in accordance with such respective terms, will be validly issued, fully paid and nonassessable.

     4. To the Actual Knowledge of the Primary Lawyer Group, the execution, delivery and performance of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the issuance of the Preferred Stock and the Warrants in accordance with the Purchase Agreement and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants in accordance with their respective terms do not (i) violate any provision of the Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any statute, rule, regulation, order, judgment, injunction or decree applicable to the Company or to which any property or asset of the Company is subject; except, in all cases other than violations pursuant to clause (i) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company taken as a whole.

     5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants in accordance with their respective terms other than the filing of Articles of Amendment and the Registration Statement, except such as may be required under the Securities Act of 1933 or state securities laws.

     6. The offer, issuance and sale of the Preferred Stock and the Warrants in accordance with the Purchase Agreement and the conversion of the Preferred Stock and exercise of the Warrants in accordance with their respective terms, are exempt from the registration requirements of the Securities Act.

     7. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     In addition to the General Qualifications (which include the Bankruptcy and Insolvency Exception, the Equitable Principles Exception, and the Other Common Qualifications), all of which apply to the foregoing opinions, the foregoing opinions are qualified by and subject to the following assumptions and exceptions, which assumptions and exceptions modify the Accord to the extent necessary:

     A. We express no opinion on any fact made in any representation or warranty or the accuracy of any calculations, descriptions or facts in the Transaction Documents or in any exhibit or schedule to a Transaction Document or in any document referenced in or related to any of the foregoing.

     B. Rights to indemnification and contribution may be limited by provisions of securities law and by principles governing the construction and interpretation of indemnity provisions, in addition to the limitations stated in the Accord.

     C. We express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning election of remedies.

     D.  We  express  no  opinion  as  to  the   enforceability  of  irrevocable
instructions whose enforcement would result in a violation of law.

     E. The opinion at item (1) with respect to the Company's existence is given in sole reliance on the electronic web page of the Washington Secretary of State on October 9, 2002, confirming the valid existence of the Company and the statements contained thereon. The opinion at item (1) with respect to the Company's qualification as a foreign corporation to do business and to its good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary is given in sole reliance on the electronic web page of the California Secretary of State on October 9, 2002, confirming the Company's qualification to do business in California.

     F. The opinions set forth at item (3) are subject to (i) reliance on the Company's Transfer Agent as to the issuance, execution, countersignature, and delivery of the Shares according to the instructions delivered by the Purchaser and (ii) the Company maintaining authorized but unissued shares in an amount sufficient to satisfy its obligations under the Documents.

     G. The opinions set forth at item (4)(iii) are subject to the interest of H.C. Wainwright & Co., Inc., as a broker in the Transactions.

     H. The opinions set forth at item (6) are subject to our assumption, made with your permission, that the Purchasers have based their investment decisions only on written materials and that the only written materials received by the Purchasers in connection with their investment decisions are the Documents.

     I. We are expressing no opinion with respect to the Blue Sky laws of any state in which the Shares may be or may have been offered or sold.

     J. Our opinions are subject to Purchasers returning their original Promissory Notes (or Affidavits of Lost Promissory Note containing appropriate indemnities) to the Company for cancellation.

     The term "Primary Lawyer Group" as used in the Accord, is hereby modified and for purposes of applying the Accord to this Opinion Letter shall mean Chapin
E. ("Shea") Wilson and Derek W. Woolston.

     This Opinion Letter speaks as to the matters as of the date hereof and we assume no responsibility for changes in law, regulations, facts or circumstances after the date hereof. We have no duty, and undertake no duty, to update this Opinion Letter or to deliver future opinions.

     This Opinion Letter may be relied upon by you only in connection with the Transactions and may not be used or relied upon by you or by any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                   Very truly yours, QED Law Group, P.L.L.C.

                                              By

                                       Chapin E. Wilson

                    [HIENERGY TECHNOLOGIES, INC. LETTERHEAD]

             1601 Alton Parkway, Suite B* Irvine * California 92606*
           Office: 949-757-0855 Fax: 949-757-1477 www.hienergyinc.com


October 7, 2002


Re:      Disclosure Letter

Dear Purchaser(s):

         In connection with that certain Series A Convertible Preferred Stock Purchase Agreement (the "Agreement") dated as of October 7, 2002 by and among HiEnergy Technologies, Inc. (the "Company") and the persons and entities listed on the Schedule of Purchasers (Exhibit A to the Agreement), the Company hereby delivers this Disclosure Letter, which contains exceptions to the Company's representations and warranties given in the Agreement. The section numbers in this Disclosure Letter correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate. Disclosure of any information or document herein is not a statement or admission that it is material or required to be disclosed herein. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Capitalized terms used but not defined herein shall have the same meanings given them in the Agreement

         With respect to the following sections of the Agreement, and subject to the provisions of the Agreement governing the contents of this Disclosure Letter, we hereby inform you as follows:

      Section 2.1(a) Organization, Good Standing and Power. The Company contemplates forming a wholly-owned Delaware corporation for the purpose of reincorporating in Delaware, which will be the surviving corporation upon merging with the Company. The reincorporation has been approved by the Board of Directors but is subject to approval by a majority of the outstanding shares of the Company at the Company's annual stockholders' meeting to be held on October 10, 2002. The record date for the annual meeting to determine the shares entitled to vote is August 12, 2002.

      Section 2.1(c) Capitalization. The authorized capital stock of the Company is 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2002, the Company had 22,624,276 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
                            The Company has the following options and warrants issued and outstanding as of September 30, 2002:

                            o       On April  24,  2002,  the  Company  issued a
                                    stock  option  to Dr.  Maglich  to  purchase
                                    2,482,011  shares of common  stock at $0.134
                                    per   share   subject   to  the   terms  and
                                    conditions  set  forth in the  Stock  Option
                                    Agreement,  a copy of which was  filed  with
                                    the   Commission   as  an   exhibit  to  the
                                    Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                            o The employment agreement between Dr. Maglich and the Company contemplates the issuance of the following stock options to Dr. Maglich annually through the term of the employment agreement, or until December 31, 2006: options to purchase one percent per year of the Company's common stock issued and outstanding at the end of each year with an exercise price equal to the average trading price for the preceding thirty days and with terms of five years. In no case may the number of options granted in a given year be less than ten percent of the total number of options granted by the Company for services in that year. The employment agreement was filed with the Commission as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                            o HiEnergy Microdevices, Inc. has 20,540 minority shares issued and outstanding. The Company has agreed that in the event of any merger or other consolidation of HiEnergy Microdevices into the Company, each remaining HiEnergy Microdevices stockholder will receive the greater of the market value of their HiEnergy Microdevices shares or shares in the Company on the same terms as the voluntary share exchange transaction that closed on April 25, 2002. If all the minority shareholders convert, the Company will be required to issue approximately 459,118 additional shares of common stock to the minority shareholders.

                            o HiEnergy Microdevices granted stock options and warrants to purchase 16,365 and 32,247 shares, respectively, of common stock prior to the voluntary share exchange transaction with the Company. These stock options and warrants have been exercised by the HiEnergy Microdevices Board of Directors at $3.50 per share. Promissory notes have been issued to the holders for an amount equal to the number of shares times $3.50. The notes must be paid within five (5) years in order for the holders to acquire the HiEnergy Microdevices stock. If the note holders pay off the promissory notes, the Company has agreed to allow the holders to voluntarily exchange their shares in HiEnergy Microdevices for shares in the Company on the same terms as the voluntary share exchange. If all of the note holders pay for and convert their HiEnergy Microdevices shares,  the  Company  will be  required  to
                                    issue 1,086,595  additional shares of common
                                    stock to the them.  On  September  17, 2002,
                                    the Company approved the issuance of a stock
                                    option to Ms. Michal Levy to purchase 89,410
                                    shares  of the  Company's  common  stock  in
                                    exchange  for  the   cancellation  of  4,000
                                    shares of HiEnergy Microdevices common stock
                                    underlying  a stock  option  that  had  been
                                    granted  by  HiEnergy  Microdevices  to  Ms.
                                    Levy.  The  conversion  was at the voluntary
                                    share  exchange  rate  of  22.3524   Company
                                    shares   for   each   share   of    HiEnergy
                                    Microdevices.   The   stock   option   vests
                                    immediately. The exchange with Ms. Levy reduces the number of HiEnergy Microdevices shares of common stock outstanding by 4,000.

                            o On September 17, 2002, the Company approved the issuance of 22,356 shares of its common stock to Ms. Levy in connection with the assignment of her employment agreement from HiEnergy Microdevices to HiEnergy Technologies. The shares are to be issued to Ms. Levy at the end of each three month period beginning on the commencement date of her employment agreement with HiEnergy Microdevices, or February 2002. She has been issued 11,178 shares of the Company's common stock to date.

                            o On May 14, 2002, the Company issued a warrant to Rheal Cote to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. A copy of the Warrant was filed with the Commission as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                            o On July 11, 2002, the Company approved the issuance of a stock option to Isaac Yeffet to purchase 1,000,000 shares of common stock at $1.00 per share subject to the terms and conditions set forth in a Stock Option Agreement, a copy of which was filed with the Commission as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                            o On August 11, 2002, the Company approved the issuance of warrants to purchase up to 100,000 shares of common stock to H.C. Wainwright & Co. in connection with a placement agent letter agreement.

                            o On September 17, 2002, the Company approved the grant and issuance of a stock option to purchase 400,000 shares of common stock (or some lesser number in the discretion of the Company) to Primoris Group, an investor relations firm.

                            o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., effective September 25, 2002, the Company approved the grant and issuance of stock options to Shea Wilson and Derek Woolston to purchase shares of the Company's common stock. The stock options have a term of ten years, and the number of underlying shares will not exceed 100,000.

                            o Mr. Tom Pascoe has received stock options pursuant to his employment agreement. His options entitle him to purchase common shares in an amount equal to ten percent (10%) of the Company's outstanding common stock on a fully diluted basis, based on the Company's equity structure on September 30, 2002, which is anticipated to be approximately 3,000,000 shares. With respect to 75% of the underlying shares, the option shall vest one-twelfth (1/12) with respect to such shares on each of the dates that is the following number of months after September 25, 2002: 3, 6, 9, 12, 15, 18, 21,
                                    24, 27, 30, 33, 36.  With  respect to 25% of
                                    the underlying shares, the option shall vest
                                    with respect to such shares,  on the earlier
                                    of (a) the date when the closing  sale price
                                    of the Company's common stock has equaled or
                                    exceeded  $1.75  on every  trading  day in a
                                    period of 90 consecutive  calendar days, (b)
                                    the date immediately preceding a sale of the
                                    Company  (whether by merger,  share exchange
                                    or sale of  assets)  for  $1.75 per share of
                                    common   stock  or  more,   or  (c)  if  the
                                    Company's common stock ceases to be publicly
                                    traded, on the date following the closing of
                                    an offering  at a deemed  price per share of
                                    common stock of $1.75 or more.  The exercise
                                    price to purchase an underlying  share shall
                                    be  fixed  on  the  date  six  months  after
                                    September  25,  2002,  as the  lesser of (a)
                                    $1.00  per  share;  or (b) for any  offering
                                    that closes  within six months of  September
                                    25, 2002 (other than the Company's  offering
                                    of  its  Series  A  Preferred  Stock),   the
                                    following  percentage  of the price per unit
                                    of the Company's  equity  securities (or the
                                    price  per  share at  which a series  of the
                                    Company's  preferred  stock  is  convertible
                                    into the Company's  common  stock):  (i) for
                                    preferred  with  warrants,   70%,  (ii)  for
                                    preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.

                            The following shares of Common Stock will be included in the Registration Statement on Form SB-2 to be filed by the Company following the closing of the Series A Convertible Preferred Stock offering:

                            o 1,725,000 shares from the Company's private placement with a final closing on June 24, 2002.

                            o 1,500,000 shares (or some lesser number in the discretion of the Company) from former shareholders of the Company's subsidiary HiEnergy Microdevices, Inc.

                            o       1,000,000 shares for Isaac Yeffet.

                            o       400,000  shares  underlying  a stock  option
                                    issued  to  Primoris   Group,   an  investor
                                    relations firm.

                            o 500,000 shares (or some lesser number in the discretion of the Company) for miscellaneous registration commitments, including 100,000 shares underlying a warrant issued to H.C. Wainwright & Co.

                            o 2,500,000 shares (or some lesser number in the discretion of the Company) for common stock sold in an offering closing prior to the effectiveness of the Registration Statement.

                            To the actual knowledge of the Company, the offer and sale of all capital stock, convertible securities, rights, warrants and options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results.

      Section 2.1(e)        No Conflicts.

                            H.C. Wainwright & Co., Inc. has an interest in the private placement offering as a broker in the transactions.

                            The Company's Board of Directors has approved, and has recommended to the Company's stockholders for approval at the next annual meeting of shareholders to be held on October 10, 2002, a change of domicile by the Company from the State of Washington to the State of Delaware. If approved by the stockholders, the reincorporation will require the formation of a wholly-owned Delaware subsidiary corporation and the merger of the Company into the Delaware subsidiary corporation. The merger will be effected by the Delaware corporation filing a Certificate of Merger with the Secretary of State of Delaware and Articles of Merger with the Secretary of State of Washington. The Certificate of Incorporation that is filed with the Secretary of State of Delaware will contain the Certificate of Designation establishing the Series A Preferred Stock, subject to modification for technical compliance with Delaware law.

      Section 2.1(f)        Commission Documents, Financial Statements.

                            To the Company's actual knowledge, as of the respective dates, the Form 10-KSB for the fiscal year ended April 30, 2002 and the Form 10-QSB for the quarter ended July 31, 2002 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, to the Company's actual knowledge, as of their respective dates, none of the Form 10-KSB and the Form 10-QSB contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 2.1(g)        Subsidiaries.

                            HiEnergy Microdevices, Inc., a California corporation, has a total of 663,879 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding. The Company owns 643,339 shares of the issued and outstanding shares of Class A common stock.

                            HiEnergy Microdevices granted stock options and warrants to purchase 16,365 and 32,247 shares, respectively, of shares of Class A common stock prior to the voluntary share exchange transaction with the Company. These stock options and warrants have been exercised by the Board of Directors at $3.50 per share. Promissory notes have been issued to the holders for an amount equal to the number of shares times $3.50. The notes must be paid within five (5) years in order for the holders to acquire the HiEnergy Microdevices stock.

                            The Company owns 100% of the 1,000 issued and outstanding shares of common stock of VWO II, Inc., a Washington corporation.

      Section 2.1(h) No Material Adverse Change. The cash balance of the Company at September 9, 2002, was approximately $125,000, and its burn rate was approximately 175,000 per month. The Company has received net proceeds of $847,888 pursuant to bridge notes in connection with the Series A financing.

      Section 2.1(k)        Indebtedness.

                            HiEnergy Microdevices owes $40,000 to Stone Capital Management for services rendered to the Company.

                            HiEnergy Microdevices has a contingent liability in the amount of $27,608, with interest payable at 6% per annum, for salary payable in February and March of 2002 to Keith Cowan, a former CEO and President of HiEnergy Microdevices, Inc. HiEnergy Microdevices also has a contingent liability in the amount of $150,000, non-interest-bearing, as severance payable to Mr. Cowan. The Company is currently in litigation regarding these amounts.

                            HiEnergy Microdevices owes Mr. Edward Finch, a former director of the Company, notes payable in the amount of $10,400, with interest payable at 8% per annum, and secured by the patent applications for Europe, Canada and Japan. The holder of the notes has the option to convert the principal and interest into shares of common stock.

                            HiEnergy Microdevices has unsecured notes payable to an unrelated party, non-interesting bearing, and payable on demand in the amount of $45,000.

                            On September 30, 2002, the Company relocated its offices to 1601 Alton Parkway, Unit B, Irvine, California 92606. The new offices consist of approximately 6,999 square feet. The lease term is thee years, with payments due at a monthly lease rate of $8,000. The facilities are close to all necessary services, including laboratories at the University of California, Irvine, which are currently used for certain developmental work.

      Section 2.1(n)        Compliance with Law.

                            Because the Company's technology and its applications are so new, the Company is not certain of all of the potential government regulation that may affect it. The Company believes that certain applications of its technology will require approvals from various government organizations. Examples of government agencies that may regulate applications of the Company's technology include the Federal Aviation Administration (now the Transportation Security Administration), the Department of Defense, the U.S. Customs Service, and the Food and Drug Administration in the case of potential quality assurance applications for food and drugs. The Company expects that its technology will require various potential environmental use approvals, particularly as it relates to using fast neutrons in public settings. The Nuclear Regulatory Commission may also regulate the Company's use of fast neutrons. Where regulation is coordinated between federal, state and local authorities, the Company expects the state and local equivalents of these federal agencies to regulate it as well. The approvals from government organizations may take longer and be more difficult to obtain than expected. There is no assurance that any governmental approval that might be required will ever be obtained, which could affect the Company's ability to commercialize and sell its technology.

                            The Company plans to have government agencies as customers for the products we develop. At the federal level, this will subject the Company's contracting to the Federal Acquisition Regulations, a comprehensive set of regulations governing how vendors do business with the federal government. The Company also applies for grants, which are subject to regulation by the granting agencies. Here again, where the Company's customers or grantors are state or local governments, the Company will be subject to similar state and local contracting and grant regulations.

      Section 2.1(p)        Certain Fees.  The Company  has agreed to  pay  H.C.
                            Wainwright & Co., Inc. compensation for its role as placement agent as follows:

                            o A stock retainer of 100,000 warrants exercisable at $0.01 per share payable promptly upon execution of the placement agent letter agreement;

                            o A cash placement fee of eight percent (8%) on any gross proceeds received by the Company in connection the sale of securities; and

                            o On each closing date on which proceeds are paid to the Company, a warrants to purchase ten percent (10%) of the amount of securities issued to the purchasers (with anti-dilution protection, a cashless exercise provision and demand and piggyback registration rights).

      Section 2.1(s) Environmental Compliance. The disclosure provided in Section 2.1(n) of this Disclosure Letter is incorporated herein by reference.

      Section 2.1(t) Books and Record Internal Accounting Controls. The Company is a development stage company and does not have a system of internal controls. The Company does, however, have one administrative employee who maintains the Company's books and has recently hired someone who formerly worked with the Company's outside auditors to assist with accounting and review of the books. As the Company grows, it intends to implement further internal controls.

      Section 2.1(u)        Material Agreements.

                            o The Company executed a placement agent letter agreement with H.C. Wainwright & Co., Inc. on July 25, 2002. The compensation to be paid to H.C. Wainwright & Co. is outlined under Section 2.1(p) of this Disclosure Letter and incorporated herein by reference.

                            o Mr. Thomas R. Pascoe replaced Mr. Barry Alter as the Company's President, CEO and Treasurer on September 25, 2002. In connection with his hiring, Mr. Pascoe entered into an employment agreement with the Company. He will receive a salary of $135,000 initially. Based on achieving milestones involving bringing revenues or financing to the Company, Mr. Pascoe's salary will increase to $175,000 and then to $250,000. Mr. Pascoe will also be entitled to a $250,000 bonus when HiEnergy achieves two consecutive quarters of positive cash flow. The bonus is payable according to a formula out of excess cash. Mr. Pascoe and a Committee of the Board will propose a more comprehensive bonus plan to the Board by December 24, 2002.

                           Mr. Pascoe  received  stock  options  pursuant to his
                           employment agreement. His options entitle him to purchase common shares in an amount equal to ten percent (10%) of the Company's outstanding common stock on a fully diluted basis, based on the Company's equity structure on September 30, 2002. With respect to 75% of the underlying shares, the option shall vest one-twelfth (1/12) with respect to such shares on each of the dates that is the following number of months after September 25, 2002:
                           3, 6, 9, 12, 15,  18,  21,  24, 27, 30, 33, 36.  With
                           respect to 25% of the underlying shares, the option shall vest with respect to such shares, on the earlier of (a) the date when the closing sale price of the Company's common stock has equaled or exceeded $1.75 on every trading day in a period of 90 consecutive calendar days, (b) the date immediately preceding a sale of the Company (whether by merger, share exchange or sale of assets) for $1.75 per share of common stock or more, or (c) if the Company's common stock ceases to be publicly traded, on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more. The exercise price to purchase an underlying share shall be fixed on the date six months after September 25, 2002, as the lesser of (a) $1.00 per share; or (b) for any offering that closes within six months of September 25, 2002 (other than the Company's offering of its Series A Preferred Stock), the following percentage of the price per unit of the issuer's equity securities (or the price per share at which a series of the issuer's preferred stock is convertible into the issuer's common stock): (i) for preferred with warrants, 70%, (ii) for preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.

                           Mr. Alter remains a Director, and has agreed to serve as a consultant to the Company. The Company and Mr. Alter expect to execute a consulting agreement shortly.

                           o On September 30, 2002, the Company relocated its offices to 1601 Alton Parkway, Unit B, Irvine, California 92606. The new offices consist of approximately 6,999 square feet. The lease term is thee years, with payments due at a monthly lease rate of $8,000. The facilities are close to all necessary services, including laboratories at the University of California, Irvine, which are currently used for certain developmental work.

      Section 2.1(v)       Transactions with Affiliates.

                           The Company has approved the negotiation and execution of a consulting agreement with Barry Alter by an Executive Committee of the Board of Directors established for that purpose. The terms of the consulting agreement have not been finalized.

      Section 2.1(x)       Government Approvals.

                           If approved by the shareholders at the annual meeting on October 10, 2002, the Company will file a Certificate of Incorporation with the State of Delaware to form a wholly-owned Delaware corporation into which the Company will merge to effect a change in domicile from the State of Washington to the State of Delaware. The Certificate of Incorporation will contain the same Certificate of Designation as was filed with the State of Washington.

      Section 2.1(y)       Employees.

                           Dr. Bogdan Maglich, the Company's Chairman of the Board and Chief Scientific Officer, has an employment agreement and a stock option agreement with the Company. Both agreements were filed as exhibits to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                           Mr. Isaac Yeffet has a consulting agreement, a confidentiality agreement and is finalizing the terms of a amended stock option agreement with the Company. The consulting agreement was filed as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                           Ms. Michal Levy, the Company's Secretary and a Vice President, has an employment agreement and a stock option agreement with the Company.

                           Mr. Tom Pascoe, the Company's President and CEO and a Director of the Company, has an employment agreement and a stock option agreement with the Company. He will receive a salary of $135,000 initially. Based on achieving milestones involving bringing revenues or financing to the Company, Mr. Pascoe's salary will increase to $175,000 and then to $250,000. Mr. Pascoe will also be entitled to a $250,000 bonus when the Company achieves two consecutive quarters of positive cash flow. The bonus is payable according to a formula out of excess cash. Mr. Pascoe and a Committee of the Board will propose a more comprehensive bonus plan to the Board by December 24, 2002. Mr. Pascoe has received stock options pursuant to his employment agreement. His options entitle him to purchase common shares in an amount equal to ten percent (10%) of the Company's outstanding common stock on a fully diluted basis, based on the Company's equity structure on September 30, 2002, which is anticipated to be approximately 3,000,000 shares.

    Section 2.1(z)(i)      Absence of Certain Developments.

                           The Company has issued or committed to issue the following securities since April 30, 2002:

                           o On May 14, 2002, the Company issued a warrant to Rheal Cote to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. A copy of the Warrant was filed with the Commission as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                           o On July 11, 2002, the Company approved the issuance of a stock option to Isaac Yeffet to purchase 1,000,000 shares of common stock at $1.00 per share subject to the terms and conditions set forth in a Stock Option Agreement, a copy of which was filed with the Commission as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended April 30, 2002.

                           o In July, 2002, the Company issued 11,218 shares of common stock to Mr. Harb Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full.

                           o In July, 2002, the Company issued 11,678 shares of common stock to Mr. Richard Alden valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July, 2002, the Company issued 15,000 shares of common stock to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three
                                    shareholders    and   directors   of   Rimar
                                    Investments, Inc.

                           o On August 11, 2002, the Company approved the issuance of warrants to purchase up to 100,000 shares of common stock to H.C. Wainwright & Co. in connection with a placement agent letter agreement.

                           o On September 17, 2002, the Company approved the issuance of 23,356 shares of common stock to Michal Levy, Vice President and Corporate Secretary, pursuant to her employment agreement with the Company. In addition, the Company approved the grant and issuance of a stock option to Ms. Levy to purchase 89,410 shares of common stock at $0.157 per share with a term of five years also pursuant to her employment agreement with the Company. o On September 17, 2002, the Company approved the grant and issuance of a stock option to purchase 400,000 shares of common stock (or some lesser number in the discretion of the Company) to Primoris Group, an investor relations firm.

                           o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., effective September 25, 2002, the Company approved the grant and issuance of stock options to Shea Wilson and Derek Woolston to purchase shares of the Company's common stock. The stock options have a term of ten years, and the number of underlying shares will not exceed 100,000.

                           o In September 2002, Mr. Pascoe received stock options pursuant to his employment agreement. His options entitle him to purchase common shares in an amount equal to ten percent (10%) of the Company's outstanding common stock on a fully diluted basis, based on the Company's equity structure on September 30, 2002, which is anticipated to be approximately 3,000,000 shares.

                           o The Company has commenced a "best efforts" "no minimum" private offer (the "Offering") and sale of up to 1,500,000 shares of its common stock at a price of $1.35 per share. The Company will be assisted in the Offering by its financial advisor, H.C. Wainwright & Co. H.C. Wainwright & Co. will receive a cash commission equal to eight percent (8%) of the gross Offering proceeds and warrant coverage equal to ten percent (10%) of the gross Offering proceeds.

    Section 2.1(z)(ix)     Absence  of  Certain   Developments.  The Company has
                           purchased  equipment  in the amount of  approximately
                           $300,000 since April 30, 2002.


This letter advises you of matters as of the Closing Date, or as of dates more specifically set forth herein.

Very truly yours,

HIENERGY TECHNOLOGIES, INC.

/s/ Tom Pascoe

Tom Pascoe
President and CEO

Enclosures